CROUCH, BIERWOLF & CHISHOLM
                          Certified Public Accountants
 A Partnership of         50 West Broadway, Suite 1130     Office (801) 363-1175
   Professional            Salt Lake City, Utah 84101        Fax (801) 363-0615
   Corporations                                                Brent's Mobile
 Brent E. Crouch, CPA, PC                                      (801) 916-1999
 Nephi J. Bierwolf, CPA, PC                                    Nephi's Mobile
 Todd D. Chisholm, CPA, PC                                     (801) 971-0405
                                                                Todd's Mobile
                                                               (801)898-2222

--------------------------------------------------------------------------------





December 24, 1999





Securities and Exchange Commission
450 5th Street NW
Washington, DC  20549

Re:      Digital Commerce International, Inc.
         File No.: 000-11228

Gentlemen:

We have read Item 4 of the Form 8-K of Digital Commerce International Inc. dated December 15, 1999 and agree with the statements contained therein, except for the information contained in the first paragraph and second sentence of the second and final paragraphs, about which we have no knowledge.

Sincerely,


   /S/

Crouch Bierwolf & Chisholm
Certified Public Accountants







--------------------------------------------------------------------------------

            MEMBER AMERICAN INSTITUTE OF CPAS, SEC PRACTICE SECTION,
                          AND UTAH ASSOCIATION OF CPAS